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                                                                   EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the use of our reports on the consolidated financial statements and related financial statement schedule as of January 31, 1996 and 1997 and for each of the years in the three year period ended January 31, 1997, dated March 12, 1997, in this Registration Statement on Form S-3 and to the reference to our firm under the heading "Experts."

/s/ HEIN + ASSOCIATES LLP
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    HEIN + ASSOCIATES LLP

Houston, Texas
December 16, 1997